ENERGY TRANSFER PARTNERS
REPORTS FIRST QUARTER RESULTS

Dallas - May 8, 2012 - Energy Transfer Partners, L.P. (NYSE:ETP) today reported its financial results for the first quarter ended March 31, 2012.

Adjusted EBITDA for the three months ended March 31, 2012 totaled $536.1 million, an increase of $64.8 million over the three months ended March 31, 2011. Distributable Cash Flow for the three months ended March 31, 2012 totaled $320.5 million, a decrease of $16.7 million from the three months ended March 31, 2011. Net income for the three months ended March 31, 2012 totaled $1.13 billion, an increase of $878.9 million from the three months ended March 31, 2011. ETP's net income for the three months ended March 31, 2012 included a gain on deconsolidation and a loss on debt extinguishment which had a net favorable impact of $941 million on net income; neither of these were reflected in ETP's Adjusted EBITDA and Distributable Cash Flow for the period.
As of and during the quarter ended March 31, 2012, ETP's financial position and operating results were impacted by the following transactions:

•
Citrus Dropdown. ETP acquired a 50% interest in Citrus Corp. (“Citrus”) in exchange for approximately $1.9 billion in cash and $105 million of ETP common units. Citrus was reflected as an equity method investment on ETP's consolidated financial statements from the date of acquisition, March 26, 2012. In connection with this transaction, ETE also relinquished its rights to $220 million of the incentive distributions from ETP that it would otherwise be entitled to receive over 16 consecutive quarters.

•
Propane Contribution. On January 12, 2012, ETP completed the contribution of its retail propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.7 billion, consisting of cash and AmeriGas common units, which resulted in the recognition of a $1.1 billion gain on deconsolidation in ETP's consolidated financial statements during the three months ended March 31, 2012, and ETP's consolidated financial statements now reflect ETP's equity method investment in AmeriGas.

•
Tender Offer. ETP used the cash proceeds from the Propane Contribution discussed above to repay borrowings under its existing revolving credit facility and to extinguish approximately $750 million in senior notes outstanding through a tender offer. As a result of the tender offer, a loss on extinguishment of debt of $115.0 million was recorded during the three months ended March 31, 2012.

An analysis of the Partnership's segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Wednesday May 9, 2012 to discuss the first quarter 2012 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Alabama, Arizona, Arkansas, Colorado, Florida, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 23,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP's general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 52.5 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE is also the parent of Southern Union Company. The ETE family of companies owns approximately 45,000 miles of natural gas and natural gas liquids pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 31, 2012	December 31, 2011
ASSETS

CURRENT ASSETS	$1,055,983	$1,275,494

PROPERTY, PLANT AND EQUIPMENT, net	12,018,544	12,306,366

ADVANCES TO AND INVESTMENTS IN AFFILIATES	3,350,358	200,612
LONG-TERM PRICE RISK MANAGEMENT ASSETS	22,470	25,537
GOODWILL	614,012	1,219,597
INTANGIBLE ASSETS, net	180,160	331,409
OTHER NON-CURRENT ASSETS, net	166,263	159,601
Total assets	$17,407,790	$15,518,616

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$957,373	$1,585,169

LONG-TERM DEBT, less current maturities	8,741,496	7,388,170
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	88,209	42,303
OTHER NON-CURRENT LIABILITIES	172,979	152,550

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners' capital	6,734,769	5,721,707
Noncontrolling interest	712,964	628,717
Total equity	7,447,733	6,350,424
Total liabilities and equity	$17,407,790	$15,518,616

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Natural gas sales	$421,416	$599,468
NGL sales	361,577	156,901
Gathering, transportation and other fees	388,744	336,098
Retail propane sales	75,445	528,466
Other	58,678	66,644
Total revenues	1,305,860	1,687,577
COSTS AND EXPENSES:
Cost of products sold	773,485	994,457
Operating expenses	127,990	188,489
Depreciation and amortization	101,917	95,964
Selling, general and administrative	48,523	45,532
Total costs and expenses	1,051,915	1,324,442
OPERATING INCOME	253,945	363,135
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(136,820)	(107,240)
Equity in earnings of affiliates	54,625	1,633
Gain on deconsolidation of Propane Business	1,055,944	—
Losses on disposal of assets	(1,024)	(1,726)
Loss on extinguishment of debt	(115,023)	—
Gains on non-hedged interest rate derivatives	27,895	1,779
Other, net	678	218
INCOME BEFORE INCOME TAX EXPENSE	1,140,220	257,799
Income tax expense	14,123	10,597
NET INCOME	1,126,097	247,202
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	11,364	—
NET INCOME ATTRIBUTABLE TO PARTNERS	1,114,733	247,202
GENERAL PARTNER’S INTEREST IN NET INCOME	116,537	107,539
LIMITED PARTNERS’ INTEREST IN NET INCOME	$998,196	$139,663
BASIC NET INCOME PER LIMITED PARTNER UNIT	$4.36	$0.71
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	226,549,263	193,821,128
DILUTED NET INCOME PER LIMITED PARTNER UNIT	$4.35	$0.71
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	227,406,484	194,526,600

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$1,126,097	$247,202
Interest expense, net of interest capitalized	136,820	107,240
Gain on deconsolidation of Propane Business	(1,055,944)	—
Income tax expense	14,123	10,597
Depreciation and amortization	101,917	95,964
Non-cash compensation expense	10,709	10,189
Gains on non-hedged interest rate derivatives	(27,895)	(1,779)
Unrealized (gains) losses on commodity risk management activities	85,626	(7,092)
Losses on disposal of assets	1,024	1,726
Loss on extinguishment of debt	115,023	—
Proportionate share of unconsolidated affiliates' interest, depreciation, amortization, non-cash compensation expense, loss on extinguishment of debt and taxes	44,487	7,470
Adjusted EBITDA attributable to noncontrolling interest	(15,247)	—
Other, net	(678)	(218)
Adjusted EBITDA	$536,062	$471,299

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$1,126,097	$247,202
Amortization of finance costs charged to interest	2,984	2,298
Deferred income taxes	10,643	1,635
Depreciation and amortization	101,917	95,964
Gain on deconsolidation of Propane Business	(1,055,944)	—
Loss on extinguishment of debt	115,023	—
Non-cash compensation expense	10,709	10,189
Losses on disposals of assets	1,024	1,726
Unrealized (gains) losses on non-hedged interest rate derivatives	(26,625)	(972)
Allowance for equity funds used during construction	(104)	1,132
Unrealized (gains) losses on commodity risk management activities	85,626	(7,092)
Distributions (less than) in excess of equity in earnings of unconsolidated affiliates, net	(12,674)	4,687
Distributable Cash Flow attributable to noncontrolling interest	(14,352)	—
Maintenance capital expenditures	(23,851)	(19,637)
Distributable Cash Flow	$320,473	$337,132

(a) The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures.

The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership's proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership's proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)

Following is a summary of ETP's results by segment:

	Three Months Ended March 31,
	2012	2011
Segment Adjusted EBITDA
Intrastate transportation and storage	$192,269	$172,815
Interstate transportation	112,980	80,110
Midstream	100,288	75,376
NGL transportation and services	35,217	—
Retail propane and other retail propane related	88,795	142,355
All other	6,513	643
	$536,062	$471,299

Our segment results are presented based on the measure of Segment Adjusted EBITDA. We previously reported segment operating income as a measure of segment performance. We have revised certain reports provided to our chief operating decision maker to assess the performance of our business to reflect Segment Adjusted EBITDA. Segment Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on our proportionate ownership. We have recast the presentation of our segment results for the prior years to be consistent with the current year presentation. The tables below identify the components of Segment Adjusted EBITDA, which is calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculated the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

•
Adjusted EBITDA attributable to noncontrolling interest. These amounts represent the portion of Segment Adjusted EBITDA attributable to noncontrolling interest. Currently, the only noncontrolling interest in ETP is the 30% interest in Lone Star that is held by Regency. We reflect this amount as noncontrolling interest because we consolidate 100% of Lone Star on our consolidated financial statements.

Intrastate Transportation and Storage

	Three Months Ended March 31,
	2012	2011
Natural gas transported (MMBtu/d)	10,114,354	11,890,824
Revenues	$482,053	$771,759
Cost of products sold	314,171	532,630
Gross margin	167,882	239,129
Unrealized losses (gains) on commodity risk management activities	81,687	(6,831)
Operating expenses, excluding non-cash compensation expense	(38,903)	(45,799)
Selling, general and administrative, excluding non-cash compensation expense	(18,802)	(14,500)
Adjusted EBITDA related to unconsolidated affiliates	405	816
Segment Adjusted EBITDA	$192,269	$172,815

Distributions from unconsolidated affiliates	$906	$1,269
Maintenance capital expenditures	6,228	7,917

Volumes.  Transported volumes decreased due to a less favorable natural gas price environment, including a decline in the average spot price at the Houston Ship Channel during the three months ended March 31, 2012 compared to the same period in 2011.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the intrastate transportation and storage segment increased primarily due to $60.7 million in realized gains on the settlement of financial derivatives used to hedge natural gas stored in our storage facility that was not withdrawn due to the warmer than normal winter experienced during the three months ended March 31, 2012. The gains were offset by lower retained fuel revenues and unfavorable variances in our natural gas sales.

The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended March 31,
	2012	2011
Transportation fees	$143,849	$142,666
Natural gas sales and other	13,814	45,199
Retained fuel revenues	16,972	34,982
Storage margin, including fees	(6,753)	16,282
Total gross margin	$167,882	$239,129

Storage margin was comprised of the following:

	Three Months Ended March 31,
	2012	2011
Withdrawals from storage natural gas inventory (MMBtu)	546,734	15,124,753
Realized margin on natural gas inventory transactions	$60,684	$16,282
Fair value inventory adjustments	(50,301)	1,522
Unrealized losses on derivatives	(25,397)	(10,957)
Margin recognized on natural gas inventory and related derivatives	(15,014)	6,847
Revenues from fee-based storage	8,479	9,601
Other	(218)	(166)
Total storage margin	$(6,753)	$16,282
The decrease in our storage margin for the three months ended March 31, 2012 was principally driven by a decline in the margin on physical sales due to a limited withdrawal of natural gas from our Bammel storage facility as a result of warmer than normal weather patterns and unrealized losses on derivatives. The decrease was offset by realized gains on the settlement of derivatives as noted above.

Interstate Transportation

	Three Months Ended March 31,
	2012	2011
Natural gas transported (MMBtu/d)	3,153,073	2,250,166
Natural gas sold (MMBtu/d)	20,517	23,586
Revenues	$128,276	$105,101
Operating expenses, excluding non-cash compensation expense	(27,921)	(26,625)
Selling, general and administrative, excluding non-cash compensation expense	(10,143)	(6,653)
Adjusted EBITDA related to unconsolidated affiliates	22,768	8,287
Segment Adjusted EBITDA	$112,980	$80,110

Distributions from unconsolidated affiliates	$18,500	$5,051
Maintenance capital expenditures	7,502	1,812

Volumes. Transported volumes increased primarily due to the expansion of the Tiger pipeline, which was placed in service on August 1, 2011. This increase was slightly offset by a decrease in transportation volumes on the Transwestern pipeline primarily due to lower basis differentials on the eastern side of the pipeline.

Segment Adjusted EBITDA. We experienced an increase in our interstate transportation segment's revenues, operating expenses and selling, general and administrative expenses primarily due to activities related to the Tiger pipeline expansion, which was placed in service on August 1, 2011. The increased revenues from the Tiger pipeline were offset by a decrease in transportation and operational sales revenue from the Transwestern pipeline as a result of the lower volumes discussed above.

Adjusted EBITDA related to unconsolidated affiliates increased as a result of increased adjusted EBITDA from FEP of approximately $10.2 million. This was due to higher earnings from FEP due to increased reservation charges associated with full contractual commitments from expansion shippers. The remaining increase was due to our investment in Citrus which was acquired in March 2012.
Midstream

	Three Months Ended March 31,
	2012	2011
Gathered volumes (MMBtu/d)	2,399,000	1,927,000
NGLs produced (Bbls/d)	66,142	49,752
Equity NGLs produced (Bbls/d)	18,082	15,894
Revenues	$554,558	$651,256
Cost of products sold	425,028	548,343
Gross margin	129,530	102,913
Unrealized (gains) losses on commodity risk management activities	2,412	(499)
Operating expenses, excluding non-cash compensation expense	(28,211)	(24,407)
Selling, general and administrative, excluding non-cash compensation expense	(3,443)	(2,631)
Segment Adjusted EBITDA	$100,288	$75,376

Maintenance capital expenditures	$5,183	$4,854

Volumes. The increases in gathered volumes and equity NGL production reflected higher overall production during the three months ended March 31, 2012 compared to the same period in 2011. NGL production increased primarily due to increased inlet volumes at our La Grange and Chisholm plants as a result of more production in the Eagle Ford area.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the midstream segment increased due to increases in gross margin as follows:

	Three Months Ended March 31,
	2012	2011
Gathering and processing fee-based revenues	$75,901	$59,607
Non fee-based contracts and processing	60,506	46,370
Other	(6,877)	(3,064)
Total gross margin	$129,530	$102,913

Our fee-based revenues increased primarily due to additional volumes from production in the Eagle Ford Shale as a result of increased capacity from recently completed projects and also due to increased volumes from assets in Louisiana and West Virginia. Our non-fee-based contracts and processing margin increased primarily due to higher equity NGL volumes.

NGL Transportation and Services

	Three Months Ended March 31,
	2012	2011
NGL transportation volumes (Bbls/d)	150,881	—
NGL fractionation volumes (Bbls/d)	20,006	—
Revenues	$167,551	$—
Cost of products sold	98,647	—
Gross margin	68,904	—
Operating expenses, excluding non-cash compensation expense	(13,636)	—
Selling, general and administrative, excluding non-cash compensation expense	(5,065)	—
Adjusted EBITDA related to unconsolidated affiliates	261	—
Adjusted EBITDA attributable to noncontrolling interest	(15,247)	—
Segment Adjusted EBITDA	$35,217	$—

Distributable cash flow attributable to noncontrolling interest	$14,352	$—
Maintenance capital expenditures	2,426	—

Our NGL Transportation and Services segment primarily reflected the results from Lone Star, which was formed in 2011 and acquired all of the membership interests in LDH on May 2, 2011, as well as multiple other wholly-owned or joint venture pipelines that have recently become operational. Lone Star is a consolidated joint venture; therefore, 100% of Lone Star's revenues, operating expenses, and selling, general and administrative expenses are included in the NGL Transportation and Services segment data above, and the Adjusted EBITDA attributable to the 30% noncontrolling interest is reflected separately. The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended March 31,
	2012	2011
Storage revenues	$31,631	$—
Transportation revenues	13,072	—
Processing and fractionation revenues	24,201	—
Total gross margin	$68,904	$—

Retail Propane and Other Retail Propane Related

	Three Months Ended March 31,
	2012	2011
Retail propane gallons (in thousands)	26,392	204,140
Revenues	$80,006	$557,215
Cost of products sold	48,702	315,420
Gross margin	31,304	241,795
Unrealized losses on commodity risk management activities	1,998	238
Operating expenses, excluding non-cash compensation expense	(17,989)	(87,592)
Selling, general and administrative, excluding non-cash compensation expense	(1,454)	(12,086)
Adjusted EBITDA related to unconsolidated affiliates	74,936	—
Segment Adjusted EBITDA	$88,795	$142,355

Distributions from unconsolidated affiliates	$22,545	$—
Maintenance capital expenditures	1,155	4,094

On January 12, 2012, we received an equity investment in AmeriGas Partners, L.P ("AmeriGas") as partial consideration for the contribution of our propane business to AmeriGas. As a result, the retail propane and other retail propane related segment data presented above only includes eleven days of consolidated activity related to our propane business for the three months ended March 31, 2012. The retail propane and other retail propane related segment data presented above also included our approximately 33% share of AmeriGas's earnings for the three months ended March 31, 2012. As noted above, we accounted for our AmeriGas ownership as an equity method investment. The results for both the pre- and post- contribution periods were impacted by warmer than normal weather across much of the United States.